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                                                                    EXHIBIT 99.1

                    Reconciliation of Amounts Previously Reported

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                                                        First
(Amounts in thousands, except per share data)          Quarter
                                                       -------
AS PREVIOUSLY REPORTED DURING 1998:

     Net income                                         13,785
     Earnings per common and common
       equivalent shares
          Basic:                                          0.34
          Diluted:                                        0.33

EFFECT OF POOLING OF INTERESTS TRANSACTIONS:

     Net income                                          2,914
     Earnings per common and common
       equivalent shares
          Basic:                                          0.01
          Diluted:                                        0.02

AS RESTATED FOR 1998:

     Net income                                         16,699
     Earnings per common and common
       equivalent shares
          Basic:                                          0.35
          Diluted:                                        0.35

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